UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 21, 2023

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2023, XOMA (US) LLC (“XOMA”), a wholly-owned subsidiary of XOMA Corporation (the “Company”), entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) and a Royalty Purchase Agreement (the “Royalty Purchase Agreement” and together with the Assignment Agreement, the “Agreements”) with LadRx Corporation (“LadRx”), a Delaware corporation. Pursuant to the Assignment Agreement, XOMA has acquired all right, title, and interest in that certain Asset Purchase Agreement between LadRx and Orphazyme ApS, dated as of May 13, 2011, and assigned to Zevra Denmark A/S (“Zevra”), effective as of June 1, 2022 (the “Zevra Agreement”), pursuant to which LadRx is entitled to certain milestone payments ($52.6 million, net) and a mid-single digit royalty with respect to arimoclomol, an oral therapeutic for Niemann-Pick disease type C that is undergoing clinical development by Zevra. Pursuant to the Royalty Purchase Agreement, XOMA has acquired all right, title, and interest in and to 100 percent of royalties that range from mid-single-digit to mid-teens based on net sales of aldoxorubicin, a pharmaceutical product candidate that is undergoing clinical development by ImmunityBio, Inc. (“ImmunityBio”), and 100 percent of the $343 million in potential commercial and regulatory milestone payments payable by ImmunityBio to LadRx pursuant to a certain Exclusive License Agreement between LadRx and ImmunityBio, dated as of July 27, 2017, as modified by that certain Reimbursement Agreement dated as of October 3, 2017, and that certain Addendum to License Agreement, dated as of September 27, 2018.

In exchange for the Assets, XOMA paid to LadRx $5 million in the aggregate in connection with the execution of the Agreements, and, subject to certain conditions, may be required to make additional payments in the future based upon the achievement of certain milestones amounting up to $6 million in the aggregate.

The Agreements contain certain covenants and representations and warranties regarding the parties’ rights and obligations with respect to the Agreements, indemnification provisions, and customary covenants and representations for a transaction of this nature.

The description of the Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to such Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: June 22, 2023	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer